BESTWAY COACH EXPRESS INC.

Bus Lease 1878

GE Capital
Fleet Services

Commercial Transportation Lease Agreement

This Lease Agreement (the "Agreement") effective as of November 13, 1997 is entered into by and between Gelco Corporation, a Minnesota corporation, doing business as GE Capital Fleet Services ("GECFS"), and the undersigned (the "Customer"). If more than one party executes this Agreement as Customer, each shall be jointly and severally liable hereunder.

1. LEASE; DISCLAIMER. GECFS hereby agrees to lease to Customer and Customer hereby agrees to lease from GECFS certain Vehicles for use in its business. Customer's lease of a Vehicle shall be effective on the later of GECFS' purchase date or the date of delivery of the Vehicle to Customer or its designated agent. GECFS hereby assigns the manufacturer's warranty to Customer for the Lease Term. **CUSTOMER AGREES THAT GECFS IS NOT THE MANUFACTURER, DESIGNER OR DISTRIBUTOR OF, THE VEHICLES AND THAT EACH VEHICLE IS OF A DESIGN SELECTED BY CUSTOMER AND SUITABLE FOR ITS PURPOSES. ALL VEHICLES ARE LEASED "AS IS." GECFS MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE INCLUDING, BUT NOT LIMITED TO: THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF A VEHICLE; THE DESIGN, QUALITY OR CAPACITY OF A VEHICLE; OR COMPLIANCE OF A VEHICLE WITH APPLICABLE LAW.**

2. DELIVERY. Customer shall inspect a Vehicle at the location of delivery. Customer's removal of a Vehicle from such location shall constitute acceptance of the Vehicle and Customer's warranty to GECFS that the Vehicle conforms to Customer's specifications. Customer agrees that Customer's obligation to pay rent and other amounts with respect to such Vehicle shall be unconditional and that Customer shall not be entitled to any reduction of, or setoff against, such amounts (provided, however, that any such payment shall not prejudice Customer's right to claim adjustment or reimbursement).

3. TERM OF AGREEMENT. This Agreement shall commence on the date set forth above, and continue until canceled or terminated by either party upon 30 days' written notice to the other. Notwithstanding termination, this Agreement shall remain in effect with respect to each Vehicle then leased until all terms and conditions of this Agreement are satisfied.

4. LEASE TERM. The noncancelable minimum Lease Term for each Vehicle is 367 days beginning upon the first monthly payment date. Thereafter, the Lease Term may be renewed monthly for the lesser of the Maximum Lease Term (96 months) or the amortization term set in Exhibit C hereto.

5. OPERATION. Customer shall operate the Vehicles in the United States and in accordance with applicable federal, state and local law governing the use, operation, maintenance or alteration of the Vehicles. Customer agrees to repair the Vehicles and to maintain them in safe and good mechanical condition and running order. All additions to a Vehicle become the property of GECFS and shall be surrendered with the Vehicle. **NO VEHICLES MAY BE USED TO TRANSPORT HAZARDOUS SUBSTANCES.**

6. NET LEASE. Customer covenants that it will pay all costs, expenses, fees, charges, fines, and taxes, including, without limitation, sales, property and use taxes, incurred in connection with the Vehicle's titling, registration, delivery, purchase, sale, rental, modification, and arising from the operation or use of the Vehicle during its Lease Term regardless of when assessed or payable. If GECFS pays any of the foregoing amounts, Customer shall promptly reimburse GECFS and pay GECFS' then current administrative charge.

7. TITLE; REGISTRATION. Customer, at its own expense, will obtain all required registration plates, permits or licenses for the Vehicles. If GECFS pays for any of the foregoing, Customer will promptly reimburse GECFS. Customer agrees to properly title and register the Vehicles in GECFS' name and, if Customer is in possession of the title, to promptly deliver the title to GECFS. Customer will bear all costs and expenses, including GECFS' administrative fee, to correct incorrect titles.

8. RENTAL CHARGES. Customer will pay rental for the Vehicles in accordance with the relevant Exhibits, as well as all other rental charges provided for in this Agreement.

9. PAYMENT TERMS. Time is of the essence. All charges are due and payable within ten days of the due date on the invoice. Late payments will be charged in the amount of the lesser of 1-1/2% or the highest legal interest rate, per month or fraction thereof. It is the intent of GECFS that it not receive directly or indirectly any amount in excess of that amount which may be legally paid. Any excess charges will be credited to Customer or, upon request of Customer, refunded. Customer agrees to carefully review each invoice or other statement provided by GECFS. If Customer identifies a billing error, Customer will advise GECFS promptly and in such event, GECFS' sole liability and Customer's exclusive remedy shall be appropriate adjustments in Customer's account. All charges are based upon GECFS' standard operating routines, existing business policy and computer systems capabilities.

10. SURRENDER OF VEHICLES. At the end of the minimum Lease Term, Customer may, and at the end of the Lease Term, Customer shall, upon reasonable written notice to GECFS, deliver the Vehicle to GECFS at a mutually agreed location. Upon surrender or, if not surrendered, at final disposition, the Vehicle shall be in good, safe and lawful operating condition. Surrender of the Vehicle shall not be effective until GECFS has actual physical possession of the Vehicle and has received all license plates, registration certificates, documents of title, odometer and damage disclosures and other documentation necessary for the sale of the Vehicle. If, upon Customer request, GECFS accepts an offer to purchase a Vehicle from a Customer or a purchaser identified by Customer and GECFS does not take actual physical possession of the Vehicle, neither surrender nor sale shall be deemed to occur until GECFS delivers the certificate of title and receives payment. Any personal property in a Vehicle upon surrender shall be deemed abandoned and may be disposed of by GECFS without liability.

11. SALE OF VEHICLES. GECFS shall, and Customer may, solicit from prospective purchasers wholesale cash bids for Vehicles. Such Vehicles shall be sold in a commercially reasonable manner. Customer may submit a bid for the purchase of any Vehicles. From the sales proceeds, GECFS shall deduct all unamortized acquisition fees, sales expenses paid or incurred by GECFS in undertaking such sale and any late fees, taxes or other amounts due with respect to the Vehicles, regardless of when assessed or payable, the balance remaining to constitute the Net Proceeds which shall be payable to GECFS. If GECFS sells any vehicle owned by Customer or a third party, Customer agrees that the sale of such vehicle shall be subject to the indemnity herein and to pay GECFS' then current sale fee.

12. TERMINAL RENTAL ADJUSTMENT. As an incentive to the Customer to maintain the value of the Vehicle by good maintenance, repair and careful use during its Lease Term, the parties agree that the enhancement or reduction in value shall be compensated as follows:

a. Refund of Rental. If the Net Proceeds exceed the Stipulated Loss Value (as defined in Exhibit S), GECFS shall retain an amount equal to the Stipulated Loss Value, and remit the excess to Customer as a refund of rental.

b. Rental Charge. If the Net Proceeds are less than the Stipulated Loss Value, Customer shall pay GECFS the amount of the difference between the Net Proceeds and the Stipulated Loss Value.

13. INSURANCE. Before delivery of any Vehicle, Customer shall purchase from a responsible insurance company acceptable to GECFS and Customer shall maintain, during the Lease Term of each Vehicle, the following coverages and deliver to GECFS a certificate thereof:

a. Liability insurance naming GECFS as an Additional Insured with limits of coverage as GECFS may require, but in no event less than $1 million combined single limit per occurrence ($5 million for Vehicles capable of transporting 9 or more passengers). No selfinsured retention or deductible is permissible unless approved in writing by GECFS.

b. Comprehensive and collision insurance naming GECFS as Loss Payee with coverage for the actual cash value of each Vehicle and subject to a deductible no greater than the following amounts unless approved by GECFS: $5,000 for intercity coaches; $2,500 for school buses, shuttle buses and vans and ambulances; $1,000 for medium and heavy duty trucks and trailers, tool trucks, tow trucks and tire service trucks. Customer shall also obtain no-fault insurance complying with applicable legal requirements. Customer shall bear all risk of loss, damage or destruction to the Vehicle (which may exceed actual cash value), however caused, from the time of acceptance until surrender to GECFS.

c. Conditions. All insurance policies shall provide for 30 days' prior written notice to GECFS of any cancellation or reduction in coverage. GECFS has no obligation to examine insurance certificates or to advise Customer if its insurance is not in compliance with this Agreement. Customer authorizes GECFS to endorse Customer's name to insurance checks related to the Vehicles and to take any actions to pursue insurance claims and recover payments if Customer fails to do so.

14. INDEMNITY. CUSTOMER WILL INDEMNIFY AND DEFEND GECFS (INCLUDING ANY OF ITS AFFILIATES) AGAINST ANY LOSS, LIABILITY OR CLAIM DIRECTLY OR INDIRECTLY RELATING TO THE LEASE, MAINTENANCE, USE, CONDITION (INCLUDING BUT NOT LIMITED TO, PATENT AND LATENT DEFECTS WHETHER OR NOT DISCOVERABLE, PRODUCT LIABILITY CLAIMS OR THE CONDITION OF THE VEHICLE AT SURRENDER) OR SURRENDER OF ANY VEHICLE BETWEEN THE TIME OF DELIVERY TO CUSTOMER AND THE TIME OF SURRENDER. IF GECFS SELLS ANY VEHICLE TO CUSTOMER, ANY OF ITS EMPLOYEES OR A PURCHASER FROM WHOM CUSTOMER OBTAINS AN OFFER, CUSTOMER'S COVENANTS OF INDEMNITY WITH RESPECT TO SUCH VEHICLE SHALL CONTINUE. THIS INDEMNITY IS ABSOLUTE AND UNCONDITIONAL AND INCLUDES CLAIMS OF NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, BUT DOES NOT EXTEND TO CLAIMS OR LIABILITY ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF GECFS, ITS AGENTS OR EMPLOYEES. THIS INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

15. NATURE OF AGREEMENT. THE PARTIES INTEND ALL LEASES OF VEHICLES HEREUNDER TO BE TRUE LEASES PURSUANT TO MINNESOTA STATUTE SEC. 168A.17 SUBD. 1A. Customer has no right, title or interest in and to any Vehicle leased hereunder except as lessee, and Customer has no option to purchase any Vehicle for any amount less than its fair market value. GECFS has the right to mark the Vehicle at any time stating its interest as owner and to receive and retain compensation related to the Vehicles from manufacturers, suppliers and vendors. Without prejudice to the intention of the parties that this Agreement be a true lease, Customer hereby grants GECFS a security interest in the Vehicles, all vehicles subject to other leases or loans with GECFS, and all proceeds, accessions, documents, instruments, accounts, chattel paper, equipment and general intangibles related thereto to secure all of Customer's obligations under this or any other agreement. Customer hereby grants GECFS its power of attorney to act for and on behalf of Customer in all matters pertaining to the titling and registration of Vehicles and the filing, recording or perfecting of GECFS' interest and title in the Vehicles, including execution of Uniform Commercial Code financing statements, and agrees to execute such other documents as may be necessary to effect or evidence such grant. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement.

16. FINANCIAL STATEMENTS; INSPECTIONS. The creditworthiness of Customer and any guarantor is a material condition to this Agreement. Customer shall provide GECFS with financial information reasonably requested by and satisfactory to GECFS each year of this Agreement. Nothing herein shall be construed to require GECFS to lease any vehicle. GECFS may inspect the Vehicles and related records at any time upon reasonable notice.

17. DEFAULT; REMEDIES. If Customer shall fail to make the payments, maintain insurance coverage or title any Vehicle properly and in a timely manner, all as herein required or after 10 days' written notice shall fail to perform any of its other covenants under this Agreement, or Customer or any guarantor shall (i) make an assignment for the benefit of creditors, or suffer a receiver or trustee to be appointed, or file or suffer to be filed any petition under any bankruptcy or insolvency law of any jurisdiction; or (ii) discontinue business; or (iii) cease its corporate or partnership existence or die; or (iv) be in default under any other agreement it may have with GECFS or any parent, subsidiary or affiliate of GECFS; or (v) suffer a material adverse change in operating or financial condition which impairs Customer's ability to perform its obligations hereunder or GECFS' title to or rights in the Vehicles; or (vi) make any representation or warranty herein, or in any document delivered to GECFS in connection herewith, which shall prove to be false or misleading in any material respect; then in such event Customer shall be in default under this Agreement. A default under the terms of this Agreement shall constitute a default under any other agreement Customer has with GECFS, or any parent, subsidiary or affiliate of GECFS. GECFS shall have the right to offset any amounts due to Customer against amounts due to GECFS and all rights and remedies available at law or in equity including, without limitation, the right to repossess any and all Vehicles leased hereunder (and for that purpose, GECFS or its agents may enter upon any premises owned by or under the control of Lessee or any of its employees or affiliates). Notwithstanding repossession and sale of any Vehicle, GECFS may recover from Customer all damages sustained as a result of Customer's default, and is not accountable to Customer for any proceeds of any such sale. Such damages shall include all costs of collection, including attorneys' fees and collection fees. All of GECFS' rights and remedies shall be cumulative and not exclusive.

18. NO CONSEQUENTIAL DAMAGES. In no event shall GECFS be liable for any loss of profits, other consequential damages or inconvenience resulting from any delay in delivery, theft, damage to, loss of, defect in or failure of any Vehicle, or the time consumed in recovering, repairing, adjusting, servicing, or replacing same and there shall be no abatement or apportionment of rental during such time. EXCEPT WITH RESPECT TO CUSTOMER'S OBLIGATIONS OF INDEMNITY HEREUNDER, EACH PARTY AGREES THAT: ITS SOLE AND EXCLUSIVE REMEDY FOR ANY MATTER OR CAUSE OF ACTION RELATED DIRECTLY OR INDIRECTLY TO ANY BREACH BY THE OTHER PARTY OF THIS AGREEMENT SHALL BE A CONTRACT ACTION; DAMAGES SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES INCURRED; AND NO INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES WILL BE CLAIMED.

19. ASSIGNMENTS. CUSTOMER SHALL NOT ASSIGN, SUBLET, LIEN, ENCUMBER, OR TRANSFER ANY INTEREST IN ANY OF THE VEHICLES LEASED HEREUNDER OR ANY INTEREST IN THIS AGREEMENT TO ANY PARTY WITHOUT THE WRITTEN CONSENT OF GECFS. ANY SUCH CONSENT BY GECFS SHALL NOT RELIEVE CUSTOMER OF ITS OBLIGATIONS AND LIABILITIES. GECFS may assign all or any part of its right, title and interest in this Agreement or the Vehicles, including all receivables, provided that any such assignment does not relieve GECFS of any of its obligations hereunder.

20. RELATED ENTITLES. Any Vehicles leased or operated by present or future subsidiaries, parents or affiliates of Customer shall be within the terms and conditions of this Agreement, unless covered by a separate agreement with such subsidiary, parent or affiliate, and Customer agrees that, in the event such subsidiary, parent or affiliate does not perform according to the terms and conditions of this Agreement, Customer guarantees such performance.

21. WAIVER OF JURY TRIAL. BOTH PARTIES TO THIS AGREEMENT HEREBY WAIVE ANY AND ALL RIGHT TO ANY TRIAL BY JURY IN ANY ACTION OR PROCEEDINGS DIRECTLY OR INDIRECTLY HEREUNDER.

22. GOVERNING LAW. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY GECFS IN MINNESOTA, AND SHALL, UPON SUCH EXECUTION, BE DEEMED EFFECTIVE AS OF THE DATE SET FORTH AT THE BEGINNING HEREOF. THE LAWS OF THE STATE OF MINNESOTA SHALL GOVERN ALL QUESTIONS OR DISPUTES RELATING TO THE VALIDITY, INTERPRETATION, PERFORMANCE, ENFORCEMENT, OR EFFECT OF THIS AGREEMENT, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

23. ODOMETER DISCLOSURE STATEMENT. Federal law (and State law, if applicable) requires that Customer as lessee disclose, and Customer shall disclose, the mileage of each Vehicle to GECFS in connection with the transfer of ownership of the Vehicle. Failure to complete an odometer disclosure statement or making a false statement may result in fines and/or imprisonment. CUSTOMER AGREES TO PAY AN ADMINISTRATIVE FEE IF CUSTOMER FAILS TO PROVIDE A REQUIRED ODOMETER OR DAMAGE DISCLOSURE STATEMENT AT TIME OF SURRENDER.

24. MODIFICATIONS. This Agreement, its Exhibits, Schedules, and amendments contain the entire understanding of the parties and merge all oral understandings. Purchase orders relating to Vehicles may be issued by Customer for administrative convenience, but are subject to the terms and conditions of this Agreement and shall not amend or supplement it. Any modifications changes, or amendments may be made only in a writing duly signed by Customer and GECFS. Failure of either party to enforce any right granted herein shall not be deemed a waiver of such right.

X Customer Initials ________ GECFS Initials ________

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized representatives.

Bestway Coach Express, Inc.

(Customer)

X By: ______________________

Wilson Shek Hon Cheng

Title: President

Address: 2513 Lisa Drive
Waldorf, MD 20601

(Customer)

By: ______________________

Title: ______________________

GE CAPITAL FLEET SERVICES (GECFS)

By: ______________________

Title: Authorized Signatory

Address: Three Capital Drive, Eden Prairie, MN 55344

w:\applic\sosmart\docs\shortlse.doc (10/23/96)